UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 9, 2009

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 9, 2009, at the Raymond James Institutional Investors Conference, Doreen Toben, Executive Vice President of Verizon Communications Inc. (Verizon), provided an update of Verizon’s initiatives for sustained organic growth and financial reporting.

Ms. Toben stated that Verizon has not seen any significant changes in the key strategic drivers of the business in 2009 to-date and believes that Verizon has the potential to continue to perform well both absolutely and relatively in 2009.

Ms. Toben also stated that Verizon has the financial strength to grow, invest in the future and return value to shareowners in the form of a competitive dividend. Noting that the Board of Directors has approved dividend increases in each of the last two years, she added that Verizon’s goal is to continue to return value to shareowners through an annual dividend increase model. She also indicated that Verizon’s cash flow position is expected to be strong and that the cash flow outlook in the company’s five-year business plan supports the goal of continued dividend increases.

Ms. Toben stated that Verizon has adopted FAS 160, “Non-controlling interests in Consolidated Financial Statements,” which will be reflected in its financial results for the first quarter. She indicated that Verizon will revise its financial presentation, but there will not be any net effect on earnings attributable to Verizon and no change to operating cash flow. In addition, she said that the calculation of income tax expense will be unchanged, and that the current estimate of the effective tax rate on income attributable to Verizon before special items in 2009 is in the range of 33% to 36%. (Income attributable to Verizon before special items eliminates items of revenues, expenses, gains and losses primarily as a result of their non-operational and/or non-recurring nature.)

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to successfully integrate Alltel Corporation into Verizon Wireless’s business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: March 11, 2009	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller